Exhibit 4.4

This Warrant and the securities issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under any state or foreign securities laws and may not be offered for sale, sold, pledged, hypothecated or otherwise transferred or assigned unless (i) a registration statement covering such securities is effective under the Act and is qualified under applicable state and foreign law or (ii) the transaction is exempt from the registration and prospectus delivery requirements under the Act and the qualification requirements under applicable state and foreign law and, if the Company requests, an opinion satisfactory to the Company to such effect has been rendered by counsel.

WARRANT

Warrant Certificate No.: MW-____	Original Issue Date: July 20, 2016

FOR VALUE RECEIVED, 1347 Capital Corp., a Delaware corporation (the “Company”), hereby certifies that ________________________________________________, or its registered assigns (“Holder”), is entitled to purchase from the Company, at any time during the Exercise Period, ([___][__]) fully paid and non-assessable shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at a purchase price per share of $12.50 (subject to adjustment as provided in Section 4, the “Warrant Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant (this “Warrant”) has been issued pursuant to the terms of that certain Merger Agreement, dated as of March 23, 2016, by and among Limbach Holdings LLC, the Company and FdG HVAC LLC, as the representative of Holder (as amended from time to time, the “Merger Agreement”).

1.          Definitions. Except as otherwise defined herein, capitalized terms used in this Warrant shall have the following meanings:

“Closing Date” shall mean July 20, 2016.

“Company Warrants” means, collectively, the Merger Warrants and the warrants issued in connection with the Company’s initial public offering.

“Expiration Date” means 5:00 p.m., New York City time on the earliest of (a) the seven (7) year anniversary of the Closing Date, and (b) the liquidation of the Company.

“Merger Warrants” means, collectively, 666,670 warrants (including warrants represented by this Warrant) to purchase one share of Common Stock issued in connection with the consummation of the transactions contemplated by the Merger Agreement.

“Public Warrants” means, collectively, 4,600,000 warrants issued to investors in the Company in connection with its initial public offering.

2.           Duration of Warrant. Subject to the terms and conditions hereof, this Warrant may be exercised from time to time during the period (a) commencing thirty (30) days after the Closing Date and (b) terminating on the Expiration Date (such period, the “Exercise Period”).

3.            Exercise of Warrant.

(a)          Payment. Subject to the provisions hereof, this Warrant may be exercised by Holder by surrendering it, at the principal offices of the Company, with the subscription form attached hereto, duly executed, and by paying in full the Warrant Price for each full share of Common Stock as to which this Warrant is exercised and any and all applicable taxes due in connection with the exercise of this Warrant, as follows:

(i)          in cash, good certified check or good bank draft payable to the order of the Company; or

(ii)         If at any time after the earlier of (y) the one year anniversary of the date of the Closing Date and (z) the completion of the then-applicable holding period required by Rule 144 of the Act, there is no effective registration statement registering, or no current prospectus available for, the resale of shares of Common Stock underlying this Warrant by Holder, then on a cashless basis by surrendering this Warrant for a number of shares of Common Stock equal to: (1) the product of (A) the number of shares of Common Stock underlying this Warrant (or portion thereof being exercised) multiplied by (B) the “Fair Market Value” minus the Warrant Price; divided by (2) the “Fair Market Value”. Solely for purposes of this Section 3(a)(ii), the “Fair Market Value” shall mean the average reported closing price of the Common Stock for the ten (10) trading days ending on the immediately preceding the date on which Holder elects to exercise this Warrant.

(b)           Delivery of Stock Certificates. As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price (if applicable), the Company shall issue to Holder (i) a certificate or certificates for the number of full shares of Common Stock to which Holder entitled, registered in such name or names as may be directed by Holder, and (ii) if this Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares Common Stock as to which this Warrant shall not have been exercised. Notwithstanding any provision of this Warrant to the contrary, the Company shall not issue fractional shares upon exercise of this Warrant. If, by reason of any exercise of this Warrant (whether in cash, on a cashless basis or otherwise), Holder would be entitled to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number the number of shares Common Stock to be issued to Holder. This Warrant may not be exercised by, or securities issued to, Holder in any state in which such exercise would be unlawful.

(c)          Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

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(d)          Maximum Percentage. Holder may elect, by giving written notice to the Company, to be subject to the provisions contained in this Section 3(d); provided, Holder will not be subject to this Section 3(d) unless Holder affirmatively makes such election. If Holder elects to be subject to this Section 3(d), the Company shall not effect the exercise this Warrant, and Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, Holder (together with such Holder’s affiliates), to the Company’s actual knowledge, would beneficially own in excess of 9.8% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by Holder and Holder’s affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by Holder and Holder’s affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission (the “SEC”) as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of Holder, the Company shall, within two (2) business days, confirm orally and in writing to Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by Holder and Holder’s affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, Holder may from time to time increase or decrease the Maximum Percentage applicable to Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first business day after such notice is delivered to the Company.

(e)          Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing shares of Common Stock issuable upon the exercise of this Warrant, deliver to Holder a new warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant.

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4.            Adjustments.

(a)          Stock Dividends; Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of the Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock. A rights offering to all holders of the shares of Common Stock entitling such holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the shares of Common Stock), multiplied by (ii) one (1) minus a fraction (1) the numerator of which is the price per share of Common Stock paid in such rights offering and (2) the denominator of which is the Fair Market Value. For purposes of this Section 4(a), (y) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for the shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (z) “Fair Market Value” means the volume weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, with the right to receive such rights.

(b)          Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of the Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Common Stock.

(c)          Extraordinary Dividends. If the Company, at any time prior to the Expiration Date, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares of the Company’s capital stock into which this Warrant is convertible), other than (a) as described in Section 4(a) above, (b) Ordinary Cash Dividends (as defined below), or (c) as a result of the repurchase of Common Stock by the Company as permitted by the Investment Management Trust Agreement (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Company’s board of directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this Section 4(c), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of this Warrant) does not exceed $0.50.

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(d)          Adjustments in Warrant Price.

(i)          Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in Section 4(a) and 4(b), the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(ii)         Without limiting the generality of the foregoing, the Company, in its sole discretion, may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten (10) business days; provided, that (1) the Company shall provide at least ten (10) business days prior written notice of such reduction to Holder, and (2) any such reduction shall be applied consistently to all of the Merger Warrants.

(e)          Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4(a) or 4(b) or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein, and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that Holder would have received if Holder had exercised this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4(a) or 4(b), then such adjustment shall be made pursuant to Section 4(a), 4(b), 4(d)(i) and this Section 4(e). The provisions of this Section 4(e) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(f)          Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Company, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4(a), 4(b), 4(c), 4(d) or 4(e)(i), then the Company shall give written notice to Holder, at the last address set forth for Holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

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(g)          Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of this Warrant in order to (i) avoid an adverse impact on this Warrant and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by this Warrant is necessary to effectuate the intent and purpose of this Section 4 and, if such firm determines that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of this Warrant in a manner that is consistent with any adjustment recommended in such opinion.

5.            Transfer and Exchange of Warrant.

(a)          Registration of Transfer. The Company shall register the transfer of this Warrant upon the warrant register, upon surrender of this Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new warrant representing an equal aggregate number of warrants shall be issued and the this Warrant shall be cancelled by the Company.

(b)          Procedure for Surrender of Warrants. This Warrant may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new warrants as requested by Holder, representing an equal aggregate number of warrants; provided, however, that in the event that this Warrant bears a restrictive legend at the time surrendered for transfer, the Company shall not cancel this Warrant and issue new warrants in exchange therefor until the Company has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new warrants must also bear a restrictive legend.

(c)          Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

(d)          Service Charges. No service charge shall be made for any exchange or registration of transfer of this Warrant.

6.           No Redemption. This Warrant shall not be redeemable by the Company.

7.            Other Provisions Relating to Rights of Holder.

(a)          No Rights as Shareholder. This Warrant does not entitle Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends or other distributions; to exercise any preemptive rights; to vote at or receive notice of the meetings of shareholders of the Company; or to vote or consent with respect to the election of directors of the Company or any other matter.

(b)          Lost, Stolen, Mutilated, or Destroyed Warrant. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilation, include the surrender of this Warrant), issue a new warrant of like denomination, tenor, and date as this Warrant, and any such new warrant shall constitute a substitute contractual obligation of the Company.

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(c)          Reservation of Shares of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Merger Warrants. Except and to the extent as waived or consented to by Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

8.           Successors. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder

9.           Notice. Any notice, statement or demand authorized by this Warrant to be given or made shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is specified in writing by the Company or the Holder) as follows:

If to the Company to:

1347 Capital Corp.

150 Pierce Road, 6th Floor

Itasca, Illinois 60143

Attn: Hassan R. Baqar

If to the Holder, to the address set forth on the signature page hereof.

10.           Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that any of such courts represent an inconvenient forum. Any such process or summons to be served upon any party hereto may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the parties hereto in any action, proceeding or claim.

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11.           Persons Having Rights under this Agreement. This Warrant is for the sole benefit of the parties hereto and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

12.           Counterparts. This Warrant may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.           Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

14.           Amendments. Any modification or amendment to this Warrant shall require the written consent of the Holder. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3(a) and 3(b), respectively, without the consent of Holder.

15.           Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

1347 CAPITAL CORP.

By:
Name:
Title:

ACCEPTED AND AGREED, as
of the date first written above

By:
Name:
Title:

Address for notices:

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

TO:      1347 Capital Corp.

(1)          The undersigned hereby elects to purchase _________________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)          Payment shall take the form of (check applicable box):

☐          in lawful money of the United States; or

☐         (if permitted) the cancellation of such number of shares of Common Stock of the Company as is necessary, in accordance with the formula set forth in Section 3(b), to exercise this Warrant with respect to the maximum number of shares of Common Stock of the Company purchasable pursuant to the cashless exercise procedure set forth in Section 3(b).

(3)           Please issue a certificate or certificates representing such shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of warrants shall not be all the warrants evidenced by this Warrant, that a new Warrant for the balance of such warrants be registered in the name of, and delivered to, the registered Holder at the address stated below:

Dated: _____________________
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _____________________
(SIGNATURE)